UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 12, 2019

comScore, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438-2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 12, 2019, the Board of Directors of comScore, Inc. (the “Company”) appointed Kathy Bachmann as Chief Operating Officer, effective April 17, 2019.
Prior to her appointment as Chief Operating Officer, Ms. Bachman, 47, served as Chief Commercial Operations Officer since joining the Company in February 2019. Prior to joining the Company, Ms. Bachmann served as Chief Operations Officer (and previously as Executive Vice President, Product Management) at Throtle, an ad tech data solutions company, from January 2018 to February 2019 where she focused on sales, marketing, product and operations. Before Throtle, she served as Managing Partner of Growth Calculus, a management consulting firm, from October 2016 to December 2018 where she helped companies formulate and execute growth strategies; and as Executive Vice President, GM/Managing Director, Americas of Neustar, Inc. (previously Marketshare, which Neustar acquired), a marketing data, measurement and information services company, from March 2013 to October 2016 where she was a member of senior leadership and oversaw sales, client success and product implementation. Ms. Bachmann holds a bachelor’s degree in marketing and logistics from The Ohio State University and an M.B.A. in finance and strategy from Wharton, University of Pennsylvania.
Ms. Bachmann will be eligible to participate in the Company’s executive compensation program for 2019, consistent with other executive officers of the Company and her roles and responsibilities. The Company’s Board of Directors has not yet established the specific criteria for the executive compensation program for 2019. Ms. Bachmann will also be eligible for the Company’s standard benefits programs.
In connection with her appointment, Ms. Bachmann has entered into the Company’s standard form of indemnification agreement for directors and executive officers. The indemnification agreement generally requires the Company to indemnify Ms. Bachmann to the fullest extent permitted by law.
There are no arrangements or understandings between Ms. Bachmann and any other persons pursuant to which she was selected as Chief Operating Officer. There is no family relationship between Ms. Bachmann and any director or other executive officer, or person nominated or chosen by the Company to become a director or executive officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Carol A. DiBattiste
Carol A. DiBattiste
General Counsel & Chief Compliance, Privacy and People Officer
Date: April 18, 2019

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